Contact: Jay Wolf	Exhibit 99.2
First Vice President	For Immediate Release
(740) 657-7152	October 18, 2013
jwolf@dcb-t.com

DCB Financial Corp Introduces Daniel Mohr as EVP and CFO

LEWIS CENTER, Ohio, October 18, 2013 — DCB Financial Corp, (OTC Bulletin Board DCBF), parent holding company of The Delaware County Bank & Trust Company today announced the appointment of J. Daniel Mohr as Executive Vice President and Chief Financial Officer, effective October 17, 2013.

Mohr, 48, most recently served as Executive Vice President and Chief Financial Officer of Alliance Financial Corporation, a $1.4 billion bank holding company headquartered in Syracuse, NY, since 2006. Prior to 2006, he served in various executive-level positions with Partners Trust Financial Group, Inc., a $3.7 billion bank holding company headquartered in Utica, NY. In addition to his banking experience, he also served as a Senior Auditor with KPMG, LLC in Syracuse, NY. Mohr, a certified public accountant (inactive), earned a Bachelor’s degree in Accounting from the State University of New York at Binghamton in 1987.

“We are pleased to add Dan to our executive team,” noted Ronald J. Seiffert, DCB Financial Corp President and Chief Executive Officer. “Dan brings 20 years of banking and SEC experience to DCB. His broad business experience, knowledge and perspective will be very valuable as we continue to position our company for an even greater future.”

DCB Financial Corp is the financial holding company of The Delaware County Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Delaware, Union and northern Franklin Counties in Central Ohio. The Delaware County Bank was established in 1950 and is one of the largest community banks in Central Ohio.

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